Exhibit 99.1

3PEA International, Inc. Names Mark Attinger as Chief Financial Officer

HENDERSON, Nev.--(BUSINESS WIRE)-- 3PEA International, Inc. (NASDAQ:TPNL), a vertically integrated provider of innovative prepaid card programs and processing services for corporate, consumer and government applications, has named Mark Attinger as Chief Financial Officer.

Mr. Attinger brings 30 years of significant leadership, finance and operations experience to the role, and will lead the finance team in accounting, reporting, risk management, cash management and strategic investments for the company. His experience will also be leveraged to aide 3PEA in furthering the company’s operational capabilities and disciplines.

“We are pleased to welcome Mark to the growing management team at 3PEA,” said Mark Newcomer, Chief Executive Officer, 3PEA International. “Mark’s skill set and extensive experience in financial services, finance, operations and acquisitions makes him the perfect choice as 3PEA enters a new phase of corporate growth.”

“I am grateful for the opportunity to join 3PEA’s talented leadership team and to contribute to the company’s continued growth and profitability,” said Mr. Attinger, the appointed Chief Financial Officer.

Mr. Attinger began his career at American Express and spent 12 years in various positions in Finance, Performance and Quality Management, and Operations. Subsequently, he held positions as Vice President of Operations at NextCard, Chief Operating Officer at Prudential and Chief Executive Officer of Affina (a business process outsourcer). At Affina, he led the company through a management buy-out and a successful sale to a foreign conglomerate. More recently, Mr. Attinger served as Chief Executive Officer and Chief Financial Officer of start-up Zxerex, and has experience leading companies with both a domestic and international presence.

Mr. Attinger earned a Bachelor of Science degree in Finance, with a minor in Accounting, and a Master of Business Administration degree, both from Brigham Young University.

Former Chief Financial Officer Brian Polan will resume his prior role at 3PEA as Vice President, Corporate Finance, where he will support the finance department and handle other corporate responsibilities and projects for the company.

About 3PEA International

3PEA International (NASDAQ:TPNL) is an experienced and trusted prepaid debit card payment solutions provider as well as an integrated payment processor that has managed millions of prepaid debit cards in its portfolio. Through its PaySign brand, 3PEA conceptualizes, develops and manages payment solutions, prepaid card programs, and customized payment services. 3PEA’s corporate incentive prepaid cards are changing the way corporations reward, motivate, and engage their current and potential customers, employees, and agents. 3PEA’s customizable prepaid solutions offer significant cost savings while improving brand recognition and customer loyalty. 3PEA’s customers include healthcare companies, major pharmaceutical companies, large multinationals, prestigious universities, and social media companies. PaySign is a registered trademark of 3PEA Technologies, Inc. in the United States and other countries. For more information visit us at www.3pea.com or follow us on LinkedIn, Twitter and Facebook.

1

Forward-Looking Statements

Certain statements in this news release may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, included in this release, including, without limitation, statements regarding potential future plans and objectives of the companies, are forward-looking statements that involve risks and uncertainties. There is no assurance that such statements will prove to be accurate, and actual results and future events could differ materially. 3PEA undertakes no obligation to publicly update or revise any statements in this release, whether as a result of new information, future events, or otherwise.

Contacts

3PEA International, Inc.
Jim McCroy, 1-702-749-7269
Investor Relations
ir@3pea.com
www.3pea.com
or
S&C Public Relations, Inc.
Suzanne Dawson
1-646-941-9140
sdawson@scprgroup.com

Source: 3PEA International, Inc.

2